UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM N-Q

QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS OF REGISTERED    MANAGEMENT INVESTMENT COMPANY

Investment Company Act file number

811-22131

Miller Investment Trust

(Exact name of registrant as specified in charter)

20 William Street, Wellesley, MA

02481

(Address of principal executive offices)

(Zip code)

Emile Molineaux

Gemini Fund Services, LLC., 450 Wireless Boulevard, Hauppauge, NY 11788

(Name and address of agent for service)

Registrant's telephone number, including area code:

631-470-2616

Date of fiscal year end:

10/31

Date of reporting period: 1/31/08

Item 1.  Schedule of Investments.

SCHEDULE OF INVESTMENTS
Miller Convertible Fund ( Unaudited)
January 31, 2008

					Market
Security				Shares	Value
COMMON STOCK - 4.87%
Miscellaneous Manufacturing - 4.87%
General Electric Co.				15,000	$ 531,150

TOTAL COMMON STOCK
(Cost - $521,671)					531,150

	Principal	Interest		Maturity
	Amount	Rate		Date
CORPORATE NOTES- 6.72%
Cable TV - 2.62
Comcast Corp.	$ 4,000	7.000%		5/15/55	96,760
Comcast Corp., Series B	4,000	7.000%		9/15/55	97,120
Comcast Corp.	4,000	6.625%		5/15/56	91,840
					285,720
Insurance - 1.48%
American Financial Group	2,400	7.125%		2/3/34	57,000
American International Group, Series A-5	4,000	7.700%		12/18/62	103,800
					160,800
Television - 2.62%
CBS Corp.	4,000	7.250%		6/30/51	97,400
CBS Corp.	8,000	6.750%		3/27/56	188,560
					285,960

TOTAL CORPORATE NOTES
(Cost - $724,300)					732,480

CONVERTIBLE BONDS - 87.31%
Advertising - 5.30%
Omnicom Group, Inc.	575,000	0.000%		2/7/31	577,875

Banks - 9.80%
Boston Private Financial Holdings, Inc.	600,000	3.000%		7/15/27	571,500
U.S. Bancorp.	500,000	3.139%	+	2/6/37	497,700
					1,069,200
Biotechnology - 4.27%
Amgen, Inc.	500,000	0.125%		2/1/11	465,625

Distribution - 3.71%
Tech Data Corp.	428,000	2.750%		12/15/26	404,460

Diversified Financial Services - 4.74%
Merrill Lynch & Co., Inc.	400,000	0.000%		3/15/10	517,000

Electronics - 5.05%
Avnet, Inc.	300,000	2.000%		3/15/34	357,375
Flextronics International	190,000	1.000%		8/1/10	193,325
					550,700
Insurance - 8.97%
Prudential Financial	1,000,000	2.817%	+	12/12/36	978,200

Oil & Gas - 3.52%
Nabors Industries, Inc.	400,000	0.940%		5/15/11	383,500

SCHEDULE OF INVESTMENTS
Miller Convertible Fund (Unaudited) (Continued)
January 31, 2008

	Principal	Interest		Maturity	Market
Security	Amount	Rate		Date	Value
Pharmaceuticals - 8.59%
Teva Pharmaceutical Finance, LLC	$ 500,000	0.250%		2/1/26	$ 515,625
Watson Pharmaceuticals Corp.	444,000	1.750%		3/15/23	421,245
					936,870
REITs - Hotels - 5.40%
Hospitality Properties Trust	665,000	3.800%		3/15/27	588,525

REITs - Mortgage - 4.06%
Capitalsource, Inc.	500,000	7.250%		7/15/37	442,500

REITs - Office Property - 4.77%
Boston Properties, Inc.	550,000	2.875%		2/15/37	520,437

REITs - Shopping Centers - 4.06%
Developers Diversified Realty	500,000	3.500%		8/15/11	442,769

REITs - Single Tenant - 3.84%
National Retail Properties	400,000	3.950%		9/15/26	419,000

REITs - Warehouse - 4.83%
ProLogis	575,000	1.825%		11/15/37	526,844

Retail - 4.48%
Lowe's Companies, Inc.	500,000	0.000%		10/19/21	488,750

Telecommunications - 1.92%
AMDOCS Ltd.	208,000	0.500%		3/15/24	209,300

TOTAL CONVERTIBLE BONDS
(Cost - $9,377,781)					9,521,555

OPTIONS CONTRACTS - 0.19%
Underlying Security/Expiration Date/Exercise Price				Contracts
General Electric Company				150	20,700
Expiration January 2009, Exercise Price $30.00
TOTAL OPTION CONTRACTS					20,700
(Cost - $25,977)

SHORT TERM INVESTMENTS - 6.59%	Shares
Milestone Tresury Obligiation Portfolio Instrument	719,291	2.330%	+		719,291
TOTAL SHORT TERM INVESTMENTS
(Cost - $719,291)					719,291

Total Investments - 105.68%
(Cost - $11,369,020)					11,525,176
Other assets less liabilities - (5.68)%					(619,642)
NET ASSETS - 100.00%					$ 10,905,534

+Variable rate security. Interest rate shown is as of January 31, 2008

At January 31, 2008, net unrealized appreciation on investment securities, for book purposes, was as follows:
Aggregate gross unrealized appreciation for all investments for which there was an excess of value over cost					$ 200,281
Aggregate gross unrealized depreciation for all investments for which there was an excess of cost over value					(44,125)
Net unrealized appreciation					$ 156,156

Item 2. Controls and Procedures.

(a)

The registrant’s principal executive/principal financial officer, or persons performing similar functions, has concluded that the registrant’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940, as amended (the “1940 Act”)) are effective, as of a date within 90 days of the filing date of this report that includes the disclosure required by this paragraph, based on his evaluation of the controls and procedures required by Rule 30a-3(b) under the 1940 Act and Rules 13a-15(b) or 15d-15(b) under the  Securities Exchange Act of 1934, as amended.

(b)

There were no significant changes in the registrant’s internal control over financial reporting that occurred during the registrant’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the registrant’s internal control over financial reporting.

Item 3.  Exhibits.

Certifications required by Rule 30a-2(a) under the Investment Company Act of 1940 (17 CFR 270.30a-2(a)) (and Item 3 of Form N-Q) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) Miller Investment Trust

By (Signature and Title)

/s/Greg Miller

       Greg Miller

       President and Treasurer, Miller Investment Trust

Date

3/31/08

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.

By (Signature and Title)

/s/Greg Miller

     Greg Miller

     President and Treasurer, Miller Investment Trust

Date

3/31/08